                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of A.D.A.M. Software, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7785) of A.D.A.M. Software, Inc. of our report dated May 6, 1997, appearing on page F-1 of this Form 10-K.




PRICE WATERHOUSE LLP
Atlanta, Georgia
June 27, 1997